EXHIBIT 10(A)

        AGREEMENT FOR SALE AND PURCHASE OF CERTAIN ASSETS
                    OF UNIVERSAL SEALANT, LTD.


  THIS AGREEMENT is made as of the 30th day of March 2001, by and between Universal Sealant, Ltd., a Bahamian corporation
(hereinafter referred to as "USL" or the "Seller"), and The
Winner's Edge.com, Inc. (hereinafter referred to as "WNNR" or the "Buyer").

  I.   Introductory Statement
       ----------------------

  1.1  Seller is a Bahamian corporation located at Chancery
House, P.O. Box F-42578, Freeport, Bahamas. USL owns all proprietary and other rights to manufacture, produce, distribute, and sell a roofing sealant known as UniSeal Roof Shield[TM](the
"Product").

  1.2 Buyer is a Delaware corporation with its principal offices located at P.O. Box 500, East Taunton, MA 02718, that desires to acquire all of the rights to manufacture, produce, distribute, and sell the Product.

  II.  Sale of Assets
       --------------

  Seller agrees to sell and Buyer agrees to purchase certain assets of USL, as follows:

  2.1 Assignment of all right, title and interest in and to the existing Contract Manufacturing Agreement dated September 30, 1999 (the "Contract"), by and between USL and Industrotech Sales, Ltd.; and

  2.2 The worldwide rights to exclusively market and sell all USL sealant products; and

  2.3 The copyrights and trademarks of all sealant products currently or previously produced by Industrotech Sales, Ltd. for USL; and

  2.4 All research and development data compiled by both USL and Industrotech Sales, Ltd.; and

  2.5 All printed literature, labels, artwork, etc. that may be related to the sealant products being transferred; and

  2.6 Assignment and transfer of any licenses and any other related permits concerning the sales, distribution, or use of the Product; and

  2.7 Any customer lists or customer accounts which exist at the time of closing.


          Exhibit 10(A) - Pg. 1


  III. Purchase Price
       --------------
  The purchase price for the certain assets described in the preceding Section II shall be paid over twenty-four (24) months
(the "Term") as follows:

  3.1 Payments shall be derived from certain Net Revenues from the sale of the Product. Net Revenues shall be defined as the gross revenues from the sale of the Product less certain expenses as set forth in Schedule 3.1 attached hereto and incorporated herein by reference.

  3.2 The Buyer shall be entitled to retain the first fifty thousand dollars ($50,000.00) in net revenues generated during the initial twelve (12) month Term and, thereafter, all net revenues shall be paid to Lender.

  3.3 During the final twelve (12) months of the Term, the Buyer shall be entitled to retain the first fifty-thousand dollars ($50,00.00) in net revenues and, thereafter, all net revenues shall be paid to Seller.

  3.4 At the expiration of the Term, March 31, 2003, and provided that all net revenues as set forth above have been paid to Seller through the end of the Term, then irrespective of the total amount of net revenues paid, the Buyer will have no further financial obligations of any kind and nature whatsoever to Seller concerning the sale of and transfer of the certain assets set forth in Section II. Notwithstanding any provision to the contrary contained herein, total net revenues paid to Seller during the term shall not exceed One Million Dollars ($1,000,000).

  3.5 Notwithstanding any provision to the contrary contained in this Agreement, title to the assets set forth in Section II of this Agreement will be deemed to have been transferred by Seller to Buyer as of the Closing Date.

  IV.  Conditions Precedent to Closing
       -------------------------------

  The following items shall be completed prior to closing:

  4.1 The receipt of $100,000 by WNNR from the private sale of 2,500,000 shares of WNNR Common Stock; and

  4.2 A letter from Industrotech Sales, Ltd. to WNNR stating that (i) the Contract is current, (ii) there have been no breaches or claims concerning the Contract, (iii) the obligations are binding on the parties to the Contract, and (iv) Industrotech Sales, Ltd. consents to the assignment and transfer of the USL rights and obligations under the Contract; and

  V.   Closing
       -------
  This transaction shall be closed on or before the 30th day of


          Exhibit 10(A) - Pg. 2


April, 2001 (the "Closing Date") at the offices of David A. Carter, P.A., 2300 Glades Road, Suite 210, West Tower, Boca Raton, Florida 33431.

  5.1  At the closing, Buyer shall deliver to the Seller:

         5.1.1 A Board of Directors Resolution authorizing and approving the Agreement.

  5.2  At the closing, Seller shall deliver to the Buyer:

         5.2.1  A Bill of Sale for the certain assets set forth in
  Section II above.

         5.2.2 An Assignment of the Contract to Buyer for the Product and any other instruments appropriate to transfer the assets to be sold hereunder; and

         5.2.3 A legal opinion acceptable to Buyer's counsel that the certain assets to be conveyed are free and clear of all liens and encumbrances, that the Seller is a corporation duly incorporated and validly existing in all jurisdictions in which Seller conducts business, and that the Seller's signatories to the Agreement are authorized and empowered to close the transaction; and

  5.3 Any other document reasonably requested by either party to effectuate this transaction shall be delivered at the closing.

  VI.  Representations and Warranties of Buyer
       ---------------------------------------

  Buyer represents and warrants the following to Seller:

  6.1 Buyer is a corporation, duly organized and validly existing under the laws of the State of Delaware, and has the authority to carry on its business as a corporation following the conclusion of the transaction described hereunder.

  6.2 The execution, delivery and performance of this Agreement by Buyer is not in violation of any other agreement or instrument to which the Buyer is a party or by which the Buyer is bound.

  6.3 The foregoing representations and warranties shall be true on the closing date.

  VII.  Representations and Warranties of Seller
        ----------------------------------------

  Seller represents and warrants the following to Buyer:

  7.1 Seller is a corporation, duly organized and validly existing under the laws of the Commonwealth of the Bahamas, and is duly empowered to enter into this transaction.


          Exhibit 10(A) - Pg. 3


  7.2 The execution, delivery and performance of this Agreement by Seller is not in violation of any other agreement or instrument to which the Seller is a party or by which the Seller is bound.

  7.3 Seller is the owner of all assets free and clear of all liens and encumbrances to be transferred to Buyer pursuant to this Agreement.

  7.4 The Contract Manufacturing Agreement is in full force and effect and Seller is in full compliance therewith. (Buyer acknowledges receipt of a copy of the Agreement). The transfer and assignment of the Contract is conditioned upon the prior consent of Industrotech, Ltd.

  7.4 No litigation or claims of any nature whatsoever are pending or threatened against or involving the certain assets.
Seller does not know of any basis for any such action or claim.

  7.5 All sales taxes, tangible and intangible taxes, real estate taxes, and other taxes which would affect the sale and transfer of assets, due and payable for the certain assets have been paid through December 31, 2000, and any sales tax accrued subsequent to such date shall be promptly paid by Seller.

  7.6 The representations and warranties of Seller shall be true as of the date of closing.

  7.7 Seller agrees to indemnify Buyer and hold it harmless from and against all debt and employee claims against the assets. In the event that such a claim arises, Buyer shall promptly notify Seller and the Seller shall defend, indemnify and hold Buyer harmless. If Seller fails to do so and Buyer is forced to retain counsel, then Seller shall also reimburse and indemnify Buyer for all reasonable attorney fees and costs.

  7.8 Buyer shall not assume nor be responsible for any liability of Seller except as set forth in this Agreement.

  VIII.  Conduct of Business Prior to Closing
         ------------------------------------

  Between the date of this Agreement and the Closing Date, Seller shall continue to sell the Product in the usual course, and will use his best efforts to preserve intact the business relationship with suppliers, customers, distributors and employees. Further, Seller shall take no action with respect to the Product out of the ordinary.

  IX.  Covenant Not To Compete
       -----------------------

  Seller agrees that for a period of three (3) years following the closing, Seller will not, directly or indirectly, own, manage, operate, join in, control, or participate in the ownership, management, operation, or control of, or be connected with in any manner, any entity engaged in the manufacture, sale, or


          Exhibit 10(A) - Pg. 4


distribution of the Product or any reasonably related product.
Such covenant shall be effective so long as Buyer is not in material default under this Agreement.

  X.  Default
       ------
  No party may be held in default under this Agreement unless he or it has received five (5) business days written notice from the other party. Upon default, interest shall accrue at the highest rate permissible under Florida law.

  XI. Miscellaneous
      -------------
  11.1 Captions. The captions of this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision in it.

  11.2 Invalidity of Provisions. The unenforceability, for any reason, of any term, condition, covenant or provision of this Agreement shall neither limit nor impair the operation, enforceability or validity of any other terms, conditions, provisions or covenants of the Agreement.

  11.3 Construction. This Agreement shall not be construed against either party regardless of who is responsible for its drafting.

  11.4 Arbitration. In the event that any dispute arises under this Agreement which cannot be resolved between the parties, the parties hereto stipulate and agree to submit such dispute to non-binding pre-suit mediation. The parties shall select a mediator from the list of certified Circuit Court mediators maintained by the office of the Palm Beach County Circuit Court and no suit shall be filed until ten (10) days after the mediator has declared an impasse.

  11.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to the conflict of laws rules of the State of Florida. The parties agree that any action brought by and party against another party in connection with any rights or obligations arising out of this Agreement shall be instituted properly in a federal or state court of competent jurisdiction with venue only in the Seventeenth Judicial Circuit Court in and for Palm Beach County, Florida or the United States District Court for the Southern District of Florida, West Palm Beach Division. A party to this Agreement named as a Defendant in any action brought in connection with this Agreement in any court outside of the above named designated county or district shall have the right to have the venue of said action changed to the above designated county or district or, if necessary, have the case dismissed, requiring the other party to refile such action in an appropriate court in the above designated county or federal district. If a party is not a


          Exhibit 10(A) - Pg. 5


resident of or does not maintain a presence in the above designated state in which the designated county of venue is situated, then such party hereby consents to personal jurisdiction of a court of competent subject matter jurisdiction located in the above-designated state and county of federal district. The parties acknowledge that this Agreement is executed in, and that a material portion of each party's obligations under this Agreement are to be performed in, the above designated State and county and federal district.

  11.6 Good Faith Efforts and Further Steps. The parties to this Agreement covenant to use their best efforts in good faith to comply with the provisions of this Agreement, both before and after execution of this Agreement or any documents required by this Agreement. In this regard the parties agree to take such further steps and execute such documents as are reasonably required by another party.

  11.7 Assignment. Seller shall have the right to assign this Agreement without the prior consent of the Buyer.

  11.8 Entire Agreement. This Agreement constitutes the entire Agreement of the parties and may not be amended or modified except in writing signed by all parties. All prior understandings and Agreements among the parties are merged in this Agreement, which alone fully and completely expresses their understanding. Any prior agreements among any of the parties to this Agreement concerning the subject hereof are hereby declared null and void.

  11.9 Notices. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if the same shall be in writing and shall be delivered personally or sent by registered or certified mail, postage prepaid and addressed as follows:

If to Buyer:               Michael E. Fasci, Chairman & CEO
                           The Winner's Edge.com, Inc.
                           P.O. Box 500
                           East Taunton, MA 02718

With a copy to:            David A. Carter, Esq.
                           David A. Carter, P.A.
                           2300 Glades Road, Suite 210W
                           Boca Raton, FL 33431

If to Seller:              Alan Manus, Chairman and CEO
                           Universal Sealant, Ltd.
                           Chancery House
                           P.O. Box F-42578
                           Freeport, Bahamas

  11.10 Attorney Fees and Costs. In connection with any litigation arising out of this Agreement, the prevailing Party shall be entitled to recover all costs incurred including


          Exhibit 10(A) - Pg. 6


attorney's fees for services rendered in connection with any enforcement or breach of contract, including bankruptcy, appellate proceedings and post judgment proceedings. In connection with any legal fees for the transactions herein contemplated, Buyer and Seller will each pay their own legal fees and costs.

  11.11 Successors. This Agreement shall be binding on and inure to the benefit of the parties and their respective successors, assigns and personal representatives.

  11.12 The parties acknowledge and agree that the transactions contemplated herein involves significant legal and tax consequences, and that they have been advised to seek independent professional legal and tax advice to carefully analyze the consequences, risks and merits of this transaction.

  11.13 The parties acknowledge that each has been represented and advised by separate counsel and have signed this document of his, her or its owns volition.

  11.14 This Agreement may be signed in counterparts, but all such counterparts shall be considered as a single document.

  IN WITNESS WHEREOF, the parties hereunto executed this agreement as of the date set forth below.

                         SELLER:   UNIVERSAL SEALANT, LTD.


                         By:/s/ Alan Manus
                            ------------------------------------
                            Alan Manus
                         Its: Chairman and CEO

                         BUYER:    THE WINNER'S EDGE.COM, INC.


                         By:/s/ Michael E. Fasci
                            ------------------------------------
                            Michael E. Fasci
                         Its: Chairman and Chief Executive Officer


STATE OF   Florida             )
                               )SS
COUNTY OF  Broward             )

  I HEREBY CERTIFY that on this day, before me, personally appeared Alan Manus, who is Chairman and CEO of Universal Sealant, Ltd., and that he/she, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained and did (did not) take an oath.

  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal this 30th day of March, 2001.


          Exhibit 10(A) - Pg. 7



                                     /s/ Tod Andrew Weston
                                     ----------------------------
                                Notary Public

My Commission Expires:

                      01/04/2002

-----------------------------------------------------------------


STATE OF  Massachusetts        )
                               )SS
COUNTY OF Bristol              )

  I HEREBY CERTIFY that on this day, before me, personally appeared Michael E. Fasci , who is Chairman and CEO of The Winner's Edge.com, Inc. and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained and did (did not) take an oath.

  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal this 30th day of March, 2001.


                                     /s/ Mary-Ann Duling
                                     ---------------------------
                                     Notary Public

My Commission Expires:   4/5/2002




          Exhibit 10(A) - Pg. 8